Exhibit 10.2

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of May 31, 2013, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time (each a “Lender” and collectively, the “Lenders”) including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”), and BAXANO SURGICAL, INC. (“New Borrower”) (formerly known as TRANS1 INC.), a Delaware corporation with offices located at 110 Horizon Drive, Raleigh, NC 27615, as successor by merger to BAXANO, INC., a Delaware corporation with offices located at 655 River Oaks Parkway, San Jose, CA 95143 (“Original Borrower”).

Recitals

A.           Lenders and Original Borrower have entered into that certain Loan and Security Agreement dated as of March 15, 2012 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Pursuant to the Acquisition Documents (as defined below) New Borrower and Original Borrower intend to consummate the Merger (as defined below)

C.           As of the date hereof, the outstanding balance of the Term Loans is Two Million Eight Hundred Fifteen Thousand Two Hundred Sixty Three 65/100 Dollars ($2,815,263.65).

D.           Borrower and Lenders desire to amend the Loan Agreement to (i) consent to the transactions contemplated by the Acquisition Documents; (ii) add New Borrower as the “Borrower” under the Loan Agreement and (iii) make certain other revisions as more fully set forth below.

E.           Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.          Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.          Joinder.

2.1           New Borrower. New Borrower hereby is added as the “Borrower” under the Loan Agreement. All references in the Agreement to “Borrower” shall hereafter mean and include New Borrower; and New Borrower shall hereafter have all rights, duties and obligations of “Borrower” thereunder.

2.2           Joinder to Loan Agreement. New Borrower hereby joins the Loan Agreement and each of the Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and Loan Documents, as if it were originally named a “Borrower” therein. Without limiting the generality of the preceding sentence, New Borrower agrees that it will be liable for the payment and performance of all obligations and liabilities of Borrower under the Loan Agreement, including, without limitation, the Obligations. New Borrower may request Credit Extensions pursuant to the Loan Agreement. New Borrower hereunder shall be obligated to repay all Credit Extensions made pursuant to the Loan Agreement.

2.3           Subrogation and Similar Rights. New Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law and (b) any right to require Collateral Agent or any Lender to: (i) proceed against Original Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Agent and any Lender may each exercise or not exercise any right or remedy it has against Original Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting New Borrower’s liability. Notwithstanding any other provision of this Amendment, the Loan Agreement, the Loan Documents or any related documents, until the Obligations have been indefeasibly paid in full and at such time as each Lender’s obligation to make Credit Extensions has terminated, New Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating New Borrower to the rights of Collateral Agent and/or Lenders under this Amendment and the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by New Borrower with respect to the Obligations in connection with this Amendment, the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by New Borrower with respect to the Obligations in connection with this Amendment, the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this section shall be null and void. If any payment is made to New Borrower in contravention of this section, New Borrower shall hold such payment in trust for Collateral Agent, for the ratable benefit of Lenders, and such payment shall be promptly delivered to Collateral Agent, for the ratable benefit of Lenders, for application to the Obligations, whether matured or unmatured.

2.4           Grant of Security Interest. To secure the prompt payment and performance of all of the Obligations, New Borrower hereby grants to Collateral Agent, for the ratable benefit of Lenders, a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired, or arising, and wherever located. New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Collateral Agent and each Lender that are reasonably deemed necessary by Collateral Agent or any Lender in order to grant a valid, perfected first priority security interest to Collateral Agent, for the ratable benefit of Lenders, in the Collateral, subject only to Permitted Liens. New Borrower hereby authorizes Collateral Agent to file financing statements, without notice to New Borrower, with all appropriate jurisdictions in order to perfect or protect Collateral Agent’s and/or any Lender’s interest or rights hereunder, including a notice that any disposition of the Collateral, by New Borrower or any other Person, shall be deemed to violate the rights of Collateral Agent and each Lender under the Code.

2.5           Representations and Warranties. New Borrower hereby represents and warrants to Collateral Agent and each Lender that all representations and warranties in the Loan Documents made on the part of Original Borrower are true and correct on the date hereof with respect to New Borrower, with the same force and effect as if New Borrower were named as “Borrower” in the Loan Documents.

3.          Amendments to Loan Agreement.

3.1           Section 6.3 (Inventory; Returns). Section 6.3 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.3       Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower, or any of its Subsidiaries, and their respective Account Debtors shall follow Borrower’s, or such Subsidiary’s, customary practices as they exist at the First Amendment Effective Date. Borrower must promptly notify Collateral Agent and the Lenders of all returns, recoveries, disputes and claims that involve (i) more than One Hundred Fifty Thousand Dollars ($150,000) individually or in the aggregate in any calendar year with respect to such returns, recoveries, disputes and claims in the U.S., or (ii) more than Five Hundred Thousand Dollars ($500,000) individually or in the aggregate in any calendar year, with respect to all such returns, recoveries, disputes and claims.”

3.2           Section 6.6 (Operating Accounts). Section 6.6 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a)          Except as permitted by Section 6.6(b), maintain its and its Subsidiaries’ operating and other deposit accounts and securities accounts with Silicon Valley Bank and its Affiliates, which are subject to Control Agreements in form and substance satisfactory to, and in favor of, Collateral Agent which accounts shall represent at least eighty percent (80%) of the dollar value of Borrower’s and such Subsidiaries accounts at all financial institutions.

(b)          Borrower shall provide Collateral Agent five (5) days’ prior written notice before Borrower or any of its Subsidiaries establishes any Collateral Account at or with any Person other than Silicon Valley Bank. In addition, for each Collateral Account that Borrower or any of its Subsidiaries at any time maintains, Borrower or such Subsidiary shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account in accordance with the terms hereunder prior to the establishment of such Collateral Account, which Control Agreement may not be terminated by Borrower without prior written consent of Collateral Agent. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any of its Subsidiaries’, employees and identified to Collateral Agent by Borrower as such in the Perfection Certificates.”

3.3           Section 6.10 (Financial Covenant). Section 6.10 of the Loan Agreement hereby is amended and restated to read as follows:

“6.10       Equity Event; Trans1 Germany Dissolution. Borrower (i) shall consummate the New Equity Event and (ii) provide Collateral Agent and Lenders with evidence, in form and substance reasonably acceptable to Collateral Agent and Lenders that Trans1 Germany has been dissolved; in each case by no later than December 31, 2013.”

3.4           Section 7.5 (Encumbrance). Section 7.5 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“7.5         Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens captured by subsections (c) and (h) of the definition of “Permitted Liens”), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the ratable benefit of the Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower, or any of its Subsidiaries, from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or such Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.”

3.5           Section 7.12 (Trans1 Germany Assets). New Section 7.12 hereby is added to the Loan Agreement to read as follows:

“7.12       Trans1 Germany Assets. Permit the aggregate value of assets held by Trans1 Germany to exceed Fifty Thousand Euro (€50,000) at any time.”

3.6           Section 8.3 (Material Adverse Change). Section 8.3 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“8.3         Material Adverse Change. A Material Adverse Change occurs;”

3.7           Section 10 (Notices). The following notice addresses hereby are amended and restated in their entirety as follows:

“If to Borrower:	TranS1 Inc.
110 Horizon Drive
Suite 230
Raleigh, NC 27615
Attn: Chief Financial Officer
Telephone: (919) 825-0868

with a copy (which shall not constitute notice) to:	Smith, Anderson, Blount, Dorsett,
Mitchell & Jernigan, L.L.P.
Wells Fargo Capitol Center
150 Fayetteville Street, Suite 2300
Post Office Box 2611
Raleigh, North Carolina 27601
Attn: David L. Hayden
Telephone: (919) 821-6755
Fax: (919) 821-6800”

3.8           Section 13 (Definitions). The following terms and their definitions hereby are added or amended and restated in their entirety to read in Section 13.1 of the Loan Agreement as follows:

“Acquisition Agreement” means that certain Agreement and Plan of Merger by and among New Borrower, Original Borrower, RACERX ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of New Borrower, and Sumeet Jain and David Schulte, solely as the Securityholder Representatives (as defined in, and following appointment pursuant to Section 10.14(a) of, the Acquisition Agreement), dated as of March 3, 2013, and the schedules and exhibits thereto, if any.

“Acquisition Documents” means the Acquisition Agreement and any other documents, instruments, certificates and/or agreements necessary or related to, and/or executed in connection with, the Acquisition Agreement; all in form and substance reasonably acceptable to Collateral Agent and Lenders.

“Amortization Date” is, with respect to any Term Loan, December 1, 2013.

“Designated Deposit Account” is Borrower’s deposit account, account number XXXXXXXXX6888, maintained with Silicon Valley Bank.

“First Amendment Effective Date” means May 31, 2013.

“Key Person” is each of New Borrower’s (i) Chief Executive Officer, who is Ken Reali as of the First Amendment Effective Date and (ii) Chief Financial Officer, who is Joseph Slattery as of the First Amendment Effective Date.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificates, each Compliance Certificate, each Disbursement Letter, each Loan Payment/Advance Request Form and any Bank Services Agreement, the Post Closing Letter to First Amendment, any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement, all as amended, restated, or otherwise modified.

“Merger” means the actions completed by the Acquisition Documents which will include the following effects (i) Original Borrower will merge with and into RACERX ACQUISITION CORP., a wholly owned subsidiary of New Borrower with Original Borrower as the surviving entity; (ii) Original Borrower will merge with and into New Borrower with New Borrower as the surviving entity and (iii) New Borrower will change its name from “TRANS1 INC.” to “BAXANO SURGICAL, INC.”.

“New Equity Event” means Borrower’s receipt of net cash proceeds of at least Ten Million Dollars ($10,000,000) (excluding any Trans1 Securities Purchase Proceeds) from the sale of its equity securities after the First Amendment Effective Date.

“Post Closing Letter to First Amendment” is that certain Post Closing Letter to First Amendment dated as of the First Amendment Effective Date by and among Collateral Agent, the Lenders and Borrower.

“Prepayment Fee” is, with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i)          for a prepayment made on or after the Funding Date of such Term Loan through and including the second anniversary of the First Amendment Effective Date of such Term Loan, two percent (2.00%) of the principal amount of such Term Loan prepaid;

(ii)         for a prepayment made after the second anniversary of the First Amendment Effective Date and prior to the Maturity Date, one percent (1.00%) of the principal amount of the Term Loans prepaid.

“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their Term Loan, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loan, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loan, Lenders holding at least sixty six percent (66%) of the aggregate outstanding principal balance of the Term Loan and, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its Term Loan, (B) each assignee or transferee of an Original Lender’s interest in the Term Loan, but only to the extent that such assignee or transferee is an Affiliate or Approved Fund of such Original Lender, and (C) any Person providing financing to any Person described in clauses (A) and (B) above; provided, however, that this clause (C) shall only apply upon the occurrence of a default, event of default or similar occurrence with respect to such financing.

“Trans1 Germany” means Trans1 GmbH, an entity organized under the laws of Germany.

“Trans1 Securities Purchase Proceeds” means the net cash proceeds received by Borrower pursuant to that certain Securities Purchase Agreement dated as of March 3, 2013 by and among New Borrower and the investors party thereto.

3.9           Section 13 (Definitions). Subsection (b) of the defined term “Permitted Indebtedness” hereby is amended and restated in its entirety as follows:

“(b)          Indebtedness existing on the Effective Date or the First Amendment Effective Date and disclosed on the Perfection Certificate(s);”

3.10         Section 13 (Definitions). Subsection (e) of the defined term “Permitted Indebtedness” hereby is amended and restated in its entirety as follows:

“(e) Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made);”

3.11         Section 13 (Definitions). Subsection (a) of the defined term “Permitted Investments” hereby is amended and restated in its entirety as follows:

“(a)          Investments disclosed on the Perfection Certificate(s) and existing on the Effective Date or the First Amendment Effective Date;”

3.12         Section 13 (Definitions). Subsection (a) of the defined term “Permitted Liens” hereby is amended and restated in its entirety as follows:

“(a)          Liens existing on the Effective Date or the First Amendment Effective Date and disclosed on the Perfection Certificates or arising under this Agreement and the other Loan Documents;”

3.13         Exhibit B-2 attached to the Loan Agreement hereby is replaced by Exhibit B-2 attached hereto.

3.14         Exhibit C attached to the Loan Agreement hereby is replaced by Exhibit C attached hereto.

3.15         Exhibit D attached hereto is hereby added to the existing Exhibit D attached to the Loan Agreement.

3.16         Collateral Agent and Lenders hereby consent to Original Borrower’s entry into and performance under the Acquisition Documents and consummation of the Merger.

3.17         Each Lender hereby confirms in accordance with Section 1.6(b) of each of the Warrants that such Lender has elected to not exercise such Warrants pursuant to either Section 1.1 or Section 1.2 thereof.

4.          Limitation of Amendments.

4.1           The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lenders may now have or may have in the future under or in connection with any Loan Document.

4.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.          Representations and Warranties. To induce Lenders to enter into this Amendment, Borrower and Guarantor hereby represent and warrant to Lenders as follows:

5.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2           Borrower and Guarantor have the power and authority to execute and deliver this Amendment and to perform their obligations under the Loan Agreement, as amended by this Amendment;

5.3           The organizational documents of Borrower and Guarantor delivered to Lenders on the date hereof remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4           The execution and delivery by Borrower and Guarantor of this Amendment and the performance by Borrower and Guarantor of their obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5           The execution and delivery by Borrower and Guarantor of this Amendment and the performance by Borrower and Guarantor of their obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower or Guarantor, (b) any contractual restriction with a Person binding on Borrower or Guarantor, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower or Guarantor, or (d) the organizational documents of Borrower or Guarantor;

5.6           The execution and delivery by Borrower and Guarantor of this Amendment and the performance by Borrower and Guarantor of their obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower or Guarantor, except as already has been obtained or made; and

5.7           This Amendment has been duly executed and delivered by Borrower and Guarantor and is the binding obligation of Borrower and Guarantor, enforceable against Borrower and Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.          Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.          Effectiveness. This Amendment shall be deemed effective as of the effective time of the merger described in clause (i) of the definition of “Merger” upon Collateral Agent’s receipt, in form and substance satisfactory to Collateral Agent and Lenders, of the following, duly executed by all parties thereto, as applicable:

(a)          this Amendment;

(b)          updated Corporate Borrowing Certificate from New Borrower;

(c)          Amended and Restated Secured Promissory Notes;

(d)          a bailee waiver in respect of each third party bailee of New Borrower where Borrower or any Subsidiary maintains Collateral having a book value in excess of One Hundred Fifty Thousand Dollars ($150,000);

(e)          a landlord’s consent in respect of each of New Borrower’s leased locations;

(f)          a Disbursement Letter;

(g)          Control Agreements with respect to any Collateral Accounts maintained by New Borrower or any of its Subsidiaries;

(h)          a completed Perfection Certificate for New Borrower;

(i)          evidence that the insurance policies required by Section 6.5 of the Loan Agreement are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Collateral Agent, for the ratable benefit of the Lenders;

(j)          fully executed copies of the Acquisition Documents, together with evidence reasonably satisfactory to Collateral Agent and the Lenders that the transactions contemplated by the Acquisition Documents have been consummated;

(k)          evidence of Borrower’s receipt of TranS1 Securities Purchase Proceeds in an amount equal to at least Seventeen Million Dollars ($17,000,000);

(l)          payment of a fee in lieu of warrant in an amount equal to One Hundred Fifty Thousand Dollars ($150,000), receipt of which Collateral Agent and the Lenders hereby acknowledge; and

(m)          Borrower’s payment of all Lenders’ Expenses due and payable as of the First Amendment Effective Date, which may be debited from any of Borrower’s accounts.

[Balance of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

BAXANO SURGICAL, INC.

By:	/s/ Joseph P. Slattery
Name:	Joseph P. Slattery
Title:	EVP, CFO

COLLATERAL AGENT:

OXFORD FINANCE LLC

By:	/s/ Mark Davis
Name:	Mark Davis
Title:	Vice President – Finance, Secretary & Treasurer

LENDER:

OXFORD FINANCE FUNDING I, LLC
By: Oxford Finance LLC, as servicer

By:	/s/ Mark Davis
Name:	Mark Davis
Title:	Vice President – Finance, Secretary & Treasurer

LENDER:

SILICON VALLEY BANK

By:	/s/ Kevin Longo
Name:	Kevin Longo
Title:	Vice President

[Signature Page to First Amendment to Loan and Security Agreement]

EXHIBIT B-2

Loan Payment/Advance Request Form

Deadline for same day processing is Noon Pacific Time*

Fax To:	Date: _____________________

Loan Payment:
BAXANO SURGICAL, INC.

From Account #		To Account #
	(Deposit Account #)		(Loan Account #)
Principal $		and/or Interest $

Authorized Signature:		Phone Number:
Print Name/Title:

Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #		To Account #
	(Loan Account #)		(Deposit Account #)
Amount of Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:

Print Name/Title:

Outgoing Wire Request:
Complete only if all or a portion of funds from the loan advance above is to be wired.
Deadline for same day processing is noon, Pacific Time

Beneficiary Name:	Amount of Wire: $
Beneficiary Bank:	Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:
For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone #:	Telephone #:

EXHIBIT C

Compliance Certificate

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender SILICON VALLEY BANK, as Lender

FROM:	BAXANO SURGICAL, INC.

The undersigned authorized officer (“Officer”) of BAXANO SURGICAL, INC. (“Borrower”), hereby certifies on behalf of Borrower and not in his or her individual capacity, that in accordance with the terms and conditions of the Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(i)          Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below;

(ii)         There are no Events of Default, except as noted below;

(iii)        Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (i), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(iv)        Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(v)         No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower and not in his or her individual capacity, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement		Complies
1)	Financial statements	Monthly within 30 days		Yes	No	N/A
2)	Annual (CPA Audited) statements	Within 180 days after Fiscal Year End		Yes	No	N/A
3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (w/n 10 days of FYE). and when revised		Yes	No	N/A
4)	A/R & A/P agings	If applicable		Yes	No	N/A
5)	8-K, 10-K and 10-Q Filings	If applicable, within 5 days of filing		Yes	No	N/A
6)	Compliance Certificate	Monthly within 30 days		Yes	No	N/A
7)	IP Report	when required		Yes	No	N/A
8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$
9)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$

	Deposit and Securities Accounts	(Please list all accounts; attach separate sheet if additional space needed)

	Bank	Account Number	New Account?		Acct Control Agmt in place?
1)			Yes	No	Yes	No

2)			Yes	No	Yes	No

3)			Yes	No	Yes	No

4)			Yes	No	Yes	No

5)			Yes	No	Yes	No

6)			Yes	No	Yes	No

Other Matters

	Have there been any changes in management since the last Compliance Certificate?			Yes	No
	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?			Yes	No
	Have there been any new or pending claims or causes of action against Borrower that involve more than $100,000?			Yes	No

Exceptions
Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

LENDERS USE ONLY
BAXANO SURGICAL, INC.	DATE
By:		Received by:	Verified by:
Name:
Title:		Date:	Date:

		Compliance Status	Yes	No

EXHIBIT D (cont’d)

Form of Amended and Restated Note

[See attached]

CORPORATE BORROWING CERTIFICATE

Borrower:	BAXANO SURGICAL, INC.	Date: May 31, 2013
Lenders	OXFORD FINANCE LLC, as Collateral Agent and Lender
SILICON VALLEY BANK, as Lender

I hereby certify, on behalf of Borrower and not in my individual capacity, as follows, as of the date set forth above:

1. I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.

2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3. Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) Borrower’s Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Bylaws. Neither such Articles/Certificate of Incorporation nor such Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Articles/Certificate of Incorporation and such Bylaws remain in full force and effect as of the date hereof.

4. The resolutions attached hereto as Exhibit C were duly and validly adopted by the Board of Directors of TranS1 Inc. (n/k/a Baxano Surgical, Inc.) at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.

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Name	Title	Signature	Authorized to Add or Remove Signatories

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5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, on
[print title]

behalf of Borrower as not in my individual capacity as of the date set forth above.

BAXANO SURGICAL, INC.

By:
Name:
Title:

EXHIBIT A

Articles/Certificate of Incorporation (including amendments)

[See attached]

EXHIBIT B

Bylaws

[See attached]

EXHIBIT C

Resolutions

ASSUMPTION OF BAXANO CREDIT FACILITY

WHEREAS, in connection with the Merger and the Rollup Merger (the “Mergers”), the Board has previously determined that it is necessary and advisable for the Company to assume and become the borrower under Baxano’s existing secured credit facility (the “Credit Facility”) provided by Oxford Finance LLC and Silicon Valley Bank (the “Lenders”);

WHEREAS, the Credit Facility consists of a $3,000,000 term loan accruing interest at a fixed rate of 6.72%, secured by a first priority security interest in substantially all of Baxano’s personal property other than intellectual property;

WHEREAS, contemporaneously with the closing of the Mergers, the Credit Facility would be amended to, among other things, (i) provide for amortization of principal (in the form of level monthly payments of principal and interest) commencing December 2013, (ii) extend its maturity to May 2016 and (iii) eliminate the associated Baxano warrants;

WHEREAS, to effect the Company’s assumption of the Credit Facility:

(i)	contemporaneously with the closing of the Mergers, the Company would execute a First Amendment to the Loan and Security Agreement (the “First Amendment to Loan Agreement”), dated as of March 15, 2012, among the Company and the Lenders (such amendment, together with such Loan and Security Agreement as amended, collectively, the “Amended Loan Agreement”);

(ii)	pursuant to the Amended Loan Agreement, the Company (x) would become the borrower under the Credit Facility, (y) would secure its and its subsidiaries’ obligations under the Credit Facility (and their obligations in respect of any account services or derivative transactions provided by the Lenders) by granting the Lenders a lien on substantially all of the Company’s and its subsidiaries’ personal property, other than intellectual property, and (z) would maintain a substantial majority of its deposit and securities accounts with Silicon Valley Bank;

(iii)	contemporaneously with the closing of the Mergers, the Company would execute one or more promissory notes (the “Notes,” together with the Amended Loan Agreement and the other instruments, documents and agreements described therein, the “Loan Documents”)) in favor of the Lenders, evidencing its obligations under the Amended Loan Agreement; and

(iv)	after the closing of the Mergers, the Company may obtain account services from, or enter into interest rate swaps, foreign exchange contracts, or other derivative transactions with, the Lenders;

with the transactions described in preceding clauses (i) through (iv), together with the other transactions contemplated by the agreements and documents described therein, being referred to collectively as the “Loan Transactions”; and

WHEREAS, the Board has given due consideration to the proposed Loan Transactions and Loan Documents and to such other factors as the Board has deemed relevant.

RESOLVED, that the Board has determined that the Loan Transactions and the Loan Documents, including the Company’s assumption of the amended Credit Facility, are in the best interests of the Company;

FURTHER RESOLVED, that the consummation of the Loan Transactions and the performance of the Company’s obligations under the Loan Documents are authorized and approved;

FURTHER RESOLVED, that the officers of the Company be, and each of them acting singly hereby is, expressly delegated authority and directed, in the name and on behalf of the Company, to execute and deliver the First Amendment to Loan Agreement and the Notes, substantially in the forms attached hereto as Exhibit C and Exhibit D, respectively, and the other Loan Documents referred to therein or contemplated thereby, in each case with such modifications thereto as such officer may determine are necessary or advisable, the taking of any such action and the execution and delivery of any such document to be conclusive evidence of the authority of the officer so acting pursuant to these resolutions;

FURTHER RESOLVED, that the officers of the Company be, and they hereby are, authorized, empowered and directed for and on behalf of the Company, to do or cause to be done any and all such acts and things that they may deem necessary, appropriate or desirable in order to enable the Company fully and promptly to perform all of its obligations under the Loan Documents, including, without limitation, requesting advances, effecting prepayments, and incurring customary fees, expenses and filing fees in connection with the First Amendment to Loan Agreement; and

FURTHER RESOLVED, that the officers of the Company, or any of them, be, and they hereby are, authorized in their discretion to abandon execution and delivery of the Loan Documents without any further action by the Board.

…

General Authority

FURTHER RESOLVED, that the officers of the Company be, and they hereby are, authorized, and directed, in the name and on behalf of the Company, to do and perform, or cause to be done and performed, any and all such acts, deeds, and things, to make, execute, deliver, register, and file, or cause to be made, executed, delivered, registered, and filed, all such agreements, undertakings, documents, notices, affidavits, instruments, or certificates, in the name and on behalf of the Company, to incur and pay all such fees and expenses and to engage such persons as each such officer may, in the judgment of such officer, deem necessary, proper, or desirable to effectuate or carry out fully the intent and purposes of the foregoing resolutions, the taking of any such action to be conclusive evidence of the authority of the officer so acting pursuant to these resolutions;

FURTHER RESOLVED, that the Board ratifies and confirms any and all acts heretofore taken in connection with the foregoing resolutions and otherwise in contemplation of the Merger, the Private Placement Transaction, the Certificate of Amendment, the Special Meeting and the assumption of the Credit Facility by the duly elected officers and directors of the Company in good faith in their capacities as such as the valid and binding acts of the Company duly approved by the Board; and

FURTHER RESOLVED, that the officers of the Company be and are hereby directed to file these resolutions with the corporate records of the Company.